Exhibit 99.1

FOR IMMEDIATE RELEASE

NANO MAGIC UPDATE

Madison Heights, Michigan – April 21, 2023 – Nano Magic, Inc. (OTC: NMGX) (“Nano Magic” or the “Company”), a leader in innovative nanotechnology powered cleaning, protection, and anti-fog solutions provided an update from President & CEO Tom Berman following the Company’s filing on April 11, 2023, of its Annual Report on Form 10-K for the year ended December 31, 2022.

Berman said, “Despite experiencing a disappointing 2022, riddled with unforeseen challenges that ultimately resulted in poor sales and a bigger than anticipated overall loss for the year, we made progress and are well-positioned to grow in 2023. In fact, we’re already seeing momentum cementing new partnerships that were cultivated in 2022.”

Berman also noted, “After three long years, we are finally trading again with market makers and no caveat emptor designation.” Berman believes that the free trading status will allow Nano Magic to explore certain strategic opportunities that were not previously available.

Nano Magic is focused on building its brand by selling its Nano Magic-branded products direct-to-consumer, through national retailers, and in specialty channels such as the optical and safety industries. Earlier this year, Nano Magic’s 2-in-1 Anti Fog Lens Cleaning wipes were featured on QVC, and Nano Magic expects to have more live airings in the coming months along with the opportunity to launch more products with QVC later in 2023. Another exciting development is the upcoming rollout of a 10-pack of Auto Screen Cleaner Wipes to over 3,300 Advance Auto Parts locations across the United States.

Nano Magic also shared that Best Buy intends to add Nano Magic’s Lens Cleaning Value Pack and 25-Pack of 2-in-1 Anti Fog Lens Cleaning wipes to more locations, and Best Buy will be adding a 30-pack of Screen Cleaning wipes to checkout lanes. In late 2022, the Nano Magic Force Field Windshield Protection Kit was featured in Hammacher Schlemmer’s Holiday catalog, and Nano Magic expects to launch new household and auto bundles, as well as the 2-in-1 Anti Fog Lens Cleaning wipes in the Hammacher Schlemmer fall 2023 catalog, further expanding the reach of the Nano Magic brand to a wider audience.

The biggest win of 2023 so far is the recent program secured with Walmart. Nano Magic will be launching Nano Magic-branded lens cleaning and anti-fog solutions into over 3,000 Walmart Optical locations nationwide with a planned roll out starting in September. “Having our brand on the shelves in Walmart Optical,” Berman noted, “will give the Nano Magic brand a significant boost in visibility and accessibility, allowing more customers to experience the quality and effectiveness of our lens cleaning and anti-fog solutions.”

Berman closed by reiterating: “While our revenue in 2022 was not ideal, we made progress that is already coming to fruition in 2023. We are thrilled that our brand and our nanotech-powered solutions are being well-received in the marketplace. We believe that 2023 will be a year of exciting growth for Nano Magic.”

About Nano Magic

Nano Magic is a leader in developing and bringing to market cutting-edge, nanotechnology-powered industrial and consumer cleaning, protection and anti-fog solutions formulated in Detroit, Michigan. Nano Magic focuses on innovative and advanced product solutions, harnessing nanotechnology to create a safer, more socially conscious, and higher performing world. Visit www.nanomagic.com for more information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties, many of which are outside of our control, concerning our business, products, and financial results. Actual results may differ materially from the results expressed or implied by forward-looking statements. In some cases, you can identify forward-looking statements by our use of words such as “expect,” “believe,” “could,” “upcoming,” “hope,” “anticipate,” “will,” “plan,” “believe,” and similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently uncertain. All statements are made as of the date of this release, and we undertake no obligation to update publicly any of these forward-looking statements to reflect actual results or new information except as required by applicable laws. More information about our business, products, risk factors, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2022, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”).

All documents that we file with the SEC are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above.

Contact Information

Nano Magic Inc.

Jeanne Rickert

j.rickert@nanomagic.com

(844) 273-6462